Exhibit 1.1

[______] Shares of Common Stock

XCEL BRANDS, INC.

UNDERWRITING AGREEMENT

___________, 2015

Wunderlich Securities, Inc.

4695 MacArthur Court, Suite 450

Newport Beach, CA 92260

Ladies and Gentlemen:

Xcel Brands, Inc., a Delaware corporation (the “Company”), proposes to (i) issue and sell to Wunderlich Securities, Inc. (the “Underwriter”) [_________] shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and (ii) grant to the Underwriter an option to purchase from the Company up to [_________] additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.” The Underwriter proposes to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company and the Underwriter agree as follows:

1.           Sale and Purchase

(a)          Firm Shares. Upon the basis of the representations, warranties and agreements and the other terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Shares at a purchase price of $_______ per share.

(b)          Option Shares. In addition, upon the basis of the representations, warranties and agreements and the other terms and conditions set forth herein, the Company hereby grants an option to the Underwriter to purchase from the Company all or any part of the Option Shares at the same purchase price per share set forth in Section 1(a) above to cover over-allotments made in connection with the offering. The option hereby granted will expire forty-five (45) days after the date hereof and may be exercised by the Underwriter in whole or in part from time to time within such forty-five (45)-day period by written notice to the Company (the “Option Notice”) setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares; provided, however, that the such date and time specified shall not be earlier than the Closing Time (as defined below) nor earlier than two (2) business days after the date of the Option Notice nor later than the five (5) business days after the date of the Option Notice unless the Company and the Underwriter otherwise agree.

2.           Payment and Delivery

(a)          Firm Shares. The Firm Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least two (2) business days’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriter at the office of the Underwriter at 4695 MacArthur Court, Suite 450, Newport Beach, CA 92260 or, at the option of the Underwriter, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter, or such other location as may be mutually acceptable, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same day funds to the account specified to the Underwriter by the Company upon at least two (2) business days’ prior notice. The Company will cause the certificates representing the Firm Shares to be made available for checking and packaging not later than [1:30] p.m. New York City time on the business day prior to the Closing Time at the office of the Underwriter set forth above, or at the office of DTC or its designated custodian, as the case may be, or such other location as may be mutually acceptable. The time and date of such delivery and payment shall be [10:00] a.m. New York City time, on the third (fourth, if the determination of the purchase price of the Firm Shares occurs after 4:30 p.m. New York City time) business day after the date hereof, unless another time and date shall be agreed to by the Underwriter and the Company. The time and date at which such delivery and payment are made is hereinafter called the “Closing Time.”

(b)          Option Shares. Delivery of, and payment of the purchase price for, the Option Shares shall be made at the date and time specified in the applicable Option Notice (or such other date and time that the Company and the Underwriter mutually agree) in the same manner as the delivery of, and payment of the purchase price for, the Firm Shares as set forth in Section 2(a) above. Each date and time at which delivery and payment of any Option Shares are made is referred to herein as an “Option Closing Time.” The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least one (1) full business day prior to the Option Closing Time.

3.           Representations and Warranties Relating to the Offering

The Company represents and warrants to the Underwriter as follows:

(a)          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-202028) for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended), and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430A of the Rules and Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) of the Rules and Regulations, including all information incorporated by reference in either such prospectus, is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and any amendments thereof or supplements thereto, including all information incorporated by reference therein.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Applicable Time (as defined below), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule I hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package. “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Rules and Regulations. “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Rules and Regulations.

(b)          Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act, and no order preventing or suspending the effectiveness or use of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

(c)          At each time of effectiveness, at the date hereof, at the Applicable Time, at the Closing Time and each Option Closing Time (if any), the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Disclosure Package as of the date hereof, at [_:__] [a/p].m. (Eastern time) on [________], 2015 (the “Applicable Time”), at the Closing Time and each Option Closing Time, any roadshow or investor presentations delivered to and approved by the Underwriter for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”) as of the time of their use, the date hereof, the Applicable Time, at the Closing Time and each Option Closing Time, and the Prospectus as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Time and each Option Closing Time, complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding two sentences shall not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus in reliance upon, and in conformity with written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in the last sentence of Section 9(b) hereof.

(d)          The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.

(e)          The Company has provided a copy to the Underwriter of each Issuer Free Writing Prospectus used in the sale of the Shares. The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Rules and Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Rules and Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. When taken together with the rest of the Disclosure Package or the Prospectus, since its first use or issue date and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (i) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.

(f)           Except for the Issuer Free Writing Prospectuses identified on Schedule I hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any Free Writing Prospectus in connection with the offer or sale of the Shares as contemplated hereby.

(g)          The Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Registration Statement, the Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus.

(h)          The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriter for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (“EDGAR”), except to the extent permitted by Regulation S-T.

(i)           The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules, as set forth in the Registration Statement, the Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with Regulation S-X promulgated by the Commission and in accordance with generally accepted accounting principles in the U.S. (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial data included in the Registration Statement, the Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been prepared in accordance with applicable rules and guidelines of the Commission with respect to pro forma financial information. The pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and the Company believes that the assumptions underlying the pro forma adjustments are reasonable. No other pro forma financial information is required to be included in the Registration Statement, the Prospectus or the Disclosure Package. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.

(j)           CohnReznick LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries filed as a part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is (and was during the periods covered by their reports) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(k)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(l)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or the Marketing Materials.

(m)         The statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package, the Prospectus or the Marketing Materials are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained all consents necessary for the use of such data from such sources.

(n)          The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Common Stock and the Shares have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance. The Company has taken all necessary actions to ensure that, upon Nasdaq approval of the Common Stock and the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect. There is no action pending by the Company to delist the Common Shares from the Nasdaq Global Market, nor has the Company received any notification that the Nasdaq Global Market is contemplating terminating such listing.

(o)          Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, Disclosure Package and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined under the Investment Company Act of 1940 as amended.

(p)          Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Registration Statement, the Disclosure Package and the Prospectus.

(q)          The Company has not taken, and is not aware that any of its officers, directors and affiliates (within the meaning of Rule 144 under the Securities Act) have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)          There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company, except as specifically contemplated herein, that may affect the Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”). None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically described herein and that the Company will use approximately $3 million of net proceeds of the offering to repay indebtedness to Bank Hapoalim, B.M., an affiliate or associate of Hapoalim Securities USA, Inc., a FINRA member.

(s)          Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus or to the Underwriters in writing (in each case specifically disclosing or noting any FINRA member or person or entity affiliated with a FINRA member, if applicable), to the Company’s knowledge, there are no direct or indirect affiliations or associations between any member of FINRA and (i) the Company or any Subsidiary, (ii) any officer or director of the Company or the Subsidiaries, (iii) any owner of 5% or more of the Company’s unregistered securities or (iv) any owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date on which the Registration Statement was first filed with the Commission. The Company will advise the Underwriter and its counsel if it becomes aware that any officer, director or stockholder of the Company or the Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

4.           Representations and Warranties of the Company

The Company also represents and warrants to the Underwriter as follows:

(a)          The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of the subsidiaries of the Company listed on Exhibit 21 of the Registration Statement (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization. Each of the Company and the Subsidiaries has the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in each of the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or reasonably be expected to have a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(b)          The Company has the power and authority to enter into this Agreement and to consummate the transactions contemplated herein, including to authorize, issue and sell the Shares. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws affecting creditors’ rights generally, except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and that except that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

(c)          The Subsidiaries are the only subsidiaries, direct or indirect, of the Company, and the Company does not own, directly or indirectly, any capital stock, equity securities or ownership interests in any other corporation, limited liability company, partnership, joint venture, association or other entity. All of the outstanding membership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and directly or indirectly owned of record and beneficially by the Company free and clear (except as set forth in the Registration Statement, Disclosure Package and the Prospectus) of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in, or other securities of, the Subsidiaries are outstanding. Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends or distributions to the Company, from making any other distribution with respect to such Subsidiary’s capital stock (or membership interests), or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.

(d)          The Company has an authorized capitalization as set forth in the Registration Statement, Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of or other ownership interests in the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or other ownership interests, or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock or other ownership interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. The form of certificate used to evidence the Common Stock and the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq Global Market.

(e)          The Shares conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, issued in compliance with all applicable securities laws, and free and clear of any pledge, lien, encumbrance, security interest or other claim. The issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party.

(f)           Neither the Company nor any Subsidiary is (or with the giving of notice or lapse of time or both, will be) (i) in violation of its respective organizational documents or (ii) in breach or violation of or in default under any provision of any lease, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound and, solely with respect to this clause (ii), which violation or default, individually or in the aggregate, would have or is reasonably be likely to result in a Material Adverse Effect.

(g)          The execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not conflict with, or result in a breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a violation or breach of or default under) or be reasonably likely to result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, (i) any provision of the organizational documents of the Company or any Subsidiary, (ii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary or to which their respective properties or assets are bound or affected, or (iii) any provision of any lease, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, except in the case of clauses (ii) and (iii) for such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)          No approval, authorization, consent or order of or filing by or with any regulatory, administrative or other governmental body is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares to the Underwriter, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Exchange Act and (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or by the bylaws or the rules and regulations of FINRA.

(i)            There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any court or governmental agency, authority or body, or any arbitrator or mediator which could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(j)           Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any material adverse change in the Company’s long-term or short-term debt, and (iv) there has not been the occurrence of any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business.

(k)          The Company and the Subsidiaries have good and marketable title to all property (whether real or personal) owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. All real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or which do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries or the use made or proposed to be made of such property and buildings by the Company or such Subsidiary. Such leases, to the extent described in the Registration Statement, conform in all material respects to the description thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(l)           The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the Disclosure Package or the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles or where such failure would not reasonably be expected to have a Material Adverse Effect.

(m)          Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company and each Subsidiary owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets, know-how and other similar rights (collectively “Intellectual Property”) necessary for the conduct of the business of the Company and the Subsidiaries as currently carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which could reasonably be expected to have a Material Adverse Effect. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or, to the Company’s knowledge, otherwise in violation of the rights of any persons. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company which could reasonably be expected to have a Material Adverse Effect.

(n)          Each of the Company and the Subsidiaries has filed on a timely basis all returns, declarations, reports, statements, and other documents required to be filed in respect to Taxes (“Tax Returns”) required to be filed with taxing authorities through the date hereof and have paid all Taxes shown as due thereon except where the failure to do so could not reasonably be expected to be a Material Adverse Effect. The term “Taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The accruals and reserves on the books of the Company and its Subsidiaries with respect to Tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period. No Tax deficiency has been asserted and is pending against the Company or any Subsidiary, and no such entity knows of any such Tax deficiency or any actual or proposed additional material Tax assessments. No waivers of statutes of limitation with respect to Tax Returns or collection of Taxes have been given by or requested from the Company or the Subsidiaries.

(o)          Each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, consents, certifications and approvals and has made all necessary filings under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, authorizations, consents, certifications and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, authorizations, consents, certifications and approvals would not, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, permit, authorization, consent, certification or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which would have or is reasonably likely to result in a Material Adverse Effect, and no such license, authorization, consent, certification or approval contains a materially burdensome restriction that is not adequately disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(p)          The operations of the Company and its subsidiaries are being conducted in material compliance with applicable employment laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority or agency (“Employment Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to Employment Laws is pending or, to the knowledge of the Company, threatened, except for such actions, suits or proceedings as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, in each case, the violation of any of which could have a Material Adverse Effect. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) are effective in all material respects to perform the functions for which they were established.

(r)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, (x) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be likely to materially affect, the Company’s internal control over financial reporting.

(s)          There are no relationships, direct or indirect, or related-party transactions between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers, licensees or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Rules and Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus which are not so described.

(t)          The Company and each of the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company believes that it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, or be reasonably likely to result in a Material Adverse Effect.

(u)         Other than the Underwriter, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(v)         The Company and each of the Subsidiaries are and have been in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

(w)         The Company and each of the Subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule, regulation, order, decree or judgment, including, without limitation, (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, and any money laundering laws, rules or regulations, (ii) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (iii) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, (iv) the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, and (v) laws, rules and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws, rules and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country, in each case except where the failure to be in compliance, individually in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

(x)          Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(y)          Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

5.           Certain Covenants

The Company hereby agrees with the Underwriter as follows:

(a)          From the date of this Agreement and ending on the later of the Closing Time (or any Option Closing Time, if any) or such date as determined by the Underwriter that a prospectus relating to the Shares is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), the Company shall promptly advise the Underwriter of (i) the receipt of any comments, or requests for amendment or supplement of the Registration Statement, the Disclosure Package or the Prospectus or any additional or supplemental information, from the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the threatening or initiation of any proceedings for any of such purposes, and (v) any proceeding to remove, suspend or terminate the listing of the Common Stock from the Nasdaq Global Market or any other securities exchange upon which it is listed for trading, or the threatening or initiation of any proceedings for any of such purposes. During the Prospectus Delivery Period, the Company will use its best efforts to prevent the issuance of any such order described in clause (iv) and to obtain as soon as possible the lifting thereof, if issued.

(b)          The Company will (i) prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act.

(c)          During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act and the Exchange Act, including the rules and regulations thereunder, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by this Agreement, the Registration Statement, the Disclosure Package, and the Prospectus.

(d)          During the Prospectus Delivery Period, the Company will advise the Underwriter promptly of the happening of any event or development which, in the judgment of the Company , (i) would require the making of any change in the Disclosure Package or the Prospectus so that the Disclosure Package or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus;

(e)          The Company will file promptly with the Commission any amendment or supplement to the Registration Statement, Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or any other law, rule or regulation or be requested by the Commission.

(f)           Prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(g)          The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement (including a signed copy), the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, including all amendments, supplements and exhibits to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(h)          During the Prospectus Delivery Period, the Company will furnish to the Underwriter, not less than one (1) business day before filing with the Commission a copy of any document proposed to be filed by the Company with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(i)           The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions (both domestic and foreign) as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to execute a general consent to service of process (but not service of process with respect to the offering and sale of the Shares) in any state. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

(j)           The Company shall apply the net proceeds from the sale of the Shares in a manner consistent with application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus.

(k)          The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(l)           During the Prospectus Delivery Period, the Company will not take, and will use its best efforts to cause its officers, directors and affiliates not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m)         The Company will make generally available to its security holders, as soon as practicable and in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(n)          For a period of at least two (2) years from the Closing Time, the Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(o)          From the date hereof until ninety (90) days after the date of the Prospectus (“Lock-Up Period”),without the prior written consent of the Underwriter, the Company will not: (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Disclosure Package and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units that will not vest during the Lock-Up Period, in each case pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Disclosure Package and the Prospectus, or (D) the issuance of Common Stock in connection with acquisitions of businesses (including acquisition of the C Wonder brand as described in the Disclosure Package and the Prospectus), strategic partnerships, licensing arrangements or joint ventures. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing.

6.           Expenses

(a)          The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus, including any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriter, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriter and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under the securities laws of such jurisdictions (both domestic and foreign) as the Underwriter reasonably designates and the determination of their eligibility for investment under such laws as aforesaid, including all filing fees and up to $5,000 of the fees and disbursements of counsel for the Underwriter, (v) filing fees for review of the public offering of the Shares by FINRA, (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing and inclusion of the Shares in the Nasdaq Global Market, (viii) the Company’s expenses relating to making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing copies and CDs of transaction documents as reasonably requested by the Underwriter and its legal counsel and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Underwriter, the Company will provide funds in advance for filing fees. In addition to the foregoing, the Company will reimburse the Underwriter up to $[________] for its reasonable out-of-pocket expenses (including fees and disbursements of the Underwriter’s counsel) incurred in connection with the purchase and sale of the Shares contemplated hereby, including costs incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

(b)          If this Agreement is terminated by the Underwriter pursuant to Section 8, including because of any failure, refusal or inability on the part of the Company to comply with the terms, or to fulfill any of the conditions of, or perform its obligations under this Agreement, the Company will reimburse the Underwriter for all its reasonable out-of-pocket expenses (including travel costs, courier fees, telephone charges and the fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement or the transactions contemplated hereby, including costs incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

7.           Conditions of the Underwriter’s Obligations

The obligations of the Underwriter hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a)          The Registration Statement and all post-effective amendments thereto shall have become effective, and the Prospectus and each Issuer Free Writing Prospectus required to be filed shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 of the Securities Act, within the time periods prescribed by, and in compliance with, the Rules and Regulations.

(b)          No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriter shall have objected in writing.

(c)          No stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred.

(d)          All requests for additional information from the Commission shall have been disclosed to the Underwriter and complied with to the reasonable satisfaction of the Underwriter; the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Disclosure Package and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)          The Shares shall have been approved for listing on the Nasdaq Global Market subject to official notice of issuance.

(f)           At the Closing Time and each Option Closing Time (if applicable), the Underwriter shall have received the opinion and negative assurance letters of Blank Rome LLP dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(g)          On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Underwriter shall have received from CohnReznick LLP letters dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance satisfactory to the Underwriter, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not prior to the date hereof or more than three business days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters reasonably required by the Underwriter.

(h)          The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(i)           Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time, (i) there shall not have been any Material Adverse Effect or any event or development that could reasonably be expected to result in a Material Adverse Effect and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Underwriter’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(j)           FINRA shall not have raised any objection (following its clearance on or prior to the date hereof) with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)          On or before the date hereof, the Underwriter shall have received duly executed “lock-up” agreements from each officer and director and the stockholders of the Company set forth on Schedule II hereto, in a form acceptable to the Underwriter, and such letter agreements shall be in full force and effect.

(l)           The Underwriter shall have received on the Closing Time and, if applicable, the Option Closing Time, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that, as of the Closing Time or the Option Closing Time, as the case may be:

(i)          The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Time or the Option Closing Time, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such time;

(ii)         No stop order or other order (i) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (iii) suspending the qualification of the Shares for offering or sale, or (iii) suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for such purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)        There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Time or the Option Closing Time, as the case may be.

(m)         The Company shall have furnished to the Underwriter and its counsel such additional documents, certificates and evidence as the Underwriter or its counsel may have reasonably requested. For the avoidance of doubt, the Company acknowledges that a request to provide the following is reasonable: with respect to the Company and each Subsidiary, certificates of the Secretary of State or similar authority (and including the state tax authorities, if applicable) of (i) the state in which the Company or such Subsidiary, as applicable, is incorporated or organized and (ii) the states in which the Company or such Subsidiary, as applicable, is qualified to do business as a foreign corporation (or other entity), in each case dated as of a recent date and certifying that such entity is in good standing in such state as of the date listed thereon.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party, except that Section 6, Section 9 and Section 10 shall survive any such termination and remain in full force and effect.

8.           Termination

The Underwriter shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Time or any Option Closing Time, if applicable, if in the discretion of the Underwriter, (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the immediate future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares (b) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on the Nasdaq Global Market or the New York Stock Exchange shall have been suspended, (c) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market or the New York Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (d) a banking moratorium shall have been declared by federal or state authorities, (e) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, the effect of which on the United States market is such as make it, in the reasonable judgment of the Underwriter impracticable to market the shares, or (f) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, which in the Underwriter’s reasonable opinion make it inadvisable or impracticable to market the shares, or (g) in the reasonable judgment of the Underwriter, a Material Adverse Effect has occurred since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package and the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6 and Section 9 hereof shall at all times be effective and shall survive such termination.

9.           Indemnity and Contribution by the Company and the Underwriter:

(a)          The Company agrees to indemnify, defend and hold harmless the Underwriter and its affiliates, and their respective directors, officers, employees and agents, and each person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Underwriter or such indemnified person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required retain, or the Prospectus (for the avoidance of doubt, the term Prospectus for the purpose of this Section 9 is deemed to include any Preliminary Prospectus and the Prospectus as amended or supplemented by the Company), (iii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (iv) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (v) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (vi) any untrue statement or alleged untrue statement of any material fact contained in any Marketing Materials; except, in the case of (ii), (iii), (iv) and (v) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement, Prospectus or Application.

(b)          The Underwriter agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (iii) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriter through the Underwriter to the Company expressly for use therein. The parties hereto agree that the statements set forth in the “Underwriting” section of the Preliminary Prospectus, the Disclosure Package and the Prospectus, to the extent such statements relate to the Underwriter and the amount of selling concession or the over-allotment, stabilization and related activities that may be undertaken by the Underwriter, constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of this Agreement, including Sections 3 and this Section 9.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (it being agreed that Blank Rome LLP is deemed reasonably satisfactory to the indemnified party, unless such indemnification is pursuant to Section 9(a) and the indemnified party reasonably believes that a conflict or potential conflict exists from such law firm’s prior, current or concurrent representation of the Company and/or its affiliates), and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the Securities Action, the indemnified parties shall have the right to employ a single counsel to represent them in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 9, in which event such single counsel shall be selected by the Underwriter and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(d)          If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 9(d).

The Company, and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 9(d) wire determined by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable clause (ii) above. Notwithstanding the provisions of this Section 9(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares actually purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.         Survival

The indemnity and contribution agreements contained in Section 9 and the representations, warranties and other agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Company contained in Section 6 hereof, shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive the sale and delivery of, and payment for, the Shares. The Company and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11.         Absence of Fiduciary Relationship

The Company acknowledges and agrees that (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established following an arms-length negotiation between the Underwriter and the Company; (c) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (d) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (e) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

12.         Notices

Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed, delivered, faxed or sent by electronic mail: (a) if to the Underwriter, to Wunderlich Securities, Inc., 4695 MacArthur Court, Suite 450, Newport Beach, CA 92260, Attention: [__________], fax number (___) ____-_____, e-mail: __________; and (b) if to the Company, to Xcel Brands, Inc., 475 10th Avenue, 4th floor, New York, NY 10018, Attention: James F. Haran, Chief Financial Officer, fax number (347) 727-2481, e-mail: jharan@xcelbrands.com; or in each case to such other address as the party to be notified may have requested in writing. Any party to this Agreement may change its address for notices by sending to the other party to this Agreement written notice of a new address for such purpose.

13.         Amendments and Waivers

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14.         Entire Agreement

This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

15.         Parties at Interest

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and their respective affiliates, controlling persons, officers and directors referred to in Section 9. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

16.         Governing Law; Jury Trial

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The Underwriter, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the Underwriter’s engagement as underwriter or its role in connection herewith.

17.         Severability

The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

18.         Headings

The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

19.         Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature or signature sent by email in PDF (portable document format) or similar format shall constitute an original signature for all purposes.

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If the foregoing correctly sets forth your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

XCEL BRANDS, INC.

By:

Name:
Title:

Accepted and agreed to as of the date first above written:

WUNDERLICH SECURITIES, INC.

By:
Name:
Title:

Schedule I

Issuer Free Writing Prospectuses

Schedule II

Lock-Up Agreements

Robert D’Loren

James Haran

Giuseppe Falco

Seth Burroughs

Mark DiSanto

Michael R. Francis

Edward Jones, III

Howard Liebman

Benjamin Malka

Todd Slater

Isaac Mizrahi

Hilco Trading, LLC